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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                      Date of Report:  February 12, 1997


                   PRINCETON DENTAL MANAGEMENT CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


DELAWARE                        0-20222                     36-3484607
(State or Other                 (Commission                 (I.R.S. Employer
Jurisdiction of                 File Number)                Identification No.)
Incorporation)




                 7421 WEST 100TH PLACE, BRIDGEVIEW, IL 60455
                   (Address of Principal Executive Offices)


                                (708) 974-4000
             (Registrant's Telephone Number, including Area Code)
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                   PRINCETON DENTAL MANAGEMENT CORPORATION



Item 5.  Other Events.

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        Effective as of February 5, 1997, PDMC has sold the assets comprising the Dental Team of Delray Beach to Dr. Richard Staller, a former director of PDMC. The Delray practice, with 1995 revenues of approximately $859,135, represented approximately 5.1% of the total revenue of PDMC. The Delray practice was sold in exchange for forgiveness of debt of approximately $200,000.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned threunto duly authorized.

Dated:  February 12, 1997.

PRINCETON DENTAL MANAGEMENT CORPORATION



By:  /s/ Frank Leonard Laport
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     Frank Leonard Laport,
     Chief Executive Officer